================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                                  AMENDMENT #1

                        PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): January 14, 2003

                           MARKLAND TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)

      000-28863                                        84-1331134
(Commission File Number)                   (IRS Employer Identification Number)

                                      #207
                                 54 DANBURY ROAD
                              RIDGEFIELD, CT 06877
                    (Address of principal executive offices)

                                 (203) 894-9700
              (Registrant's telephone number, including area code)

================================================================================

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

         This report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position, business and financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "should," "expect," "anticipate," "project," "designed," "estimate," "plan" and "continue." Although we believe that our expectations in such forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. These forward-looking statements generally relate to plans and objectives for future operations and are based upon reasonable estimates and assumptions regarding future results or trends. These forward looking statements are subject to certain risks, uncertainties and assumptions relating to Markland Technologies, Inc. ("Markland", the "Company", "we" or "our"). Factors that could cause actual results to differ materially from Markland expectations include the uncertainty regarding Markland's ability to repay existing indebtedness, lack of continuing operations, possible inability of Markland to continue in business and other risks detailed from time to time in Markland's SEC reports. No assurance can be given that investors of Markland will retain any level of value. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's future performance and actual results of operations may vary significantly from those anticipated, projected, believed, expected , intended or implied. The Company undertakes no obligation to update any of the forward-looking statements which speak only as of the date they were made.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On January 14th, 2003, Markland Technologies, Inc., a Florida corporation, ("Markland") completed the acquisition of Ergo Systems, Inc., a Virginia corporation ("Ergo") from Ocean Data Equipment Corporation, a Delaware corporation ("ODEC"). Markland agreed to pay ODEC $400,000.00 dollars in cash, payable without interest over a period of one year. The funds for this acquisition will come from operating capital and future earnings. The purchase price was determined through arms-length negotiations, and was based on estimated future earnings from the contract.

         Ergo's only asset is a US government General Services Administration multi-year contract to provide border security logistic support and product development services to the United States Government. Markland will continue to provide these support services to five US Border ports of entry in the states of California, Texas, Michigan and New York. The contract has historically generated revenues of approximately $2 million annually and Markland anticipates that the contract will continue to generate not less than $2 million dollars of gross revenue for 2003.

         Robert Tarini, the Chairman of the Board of Directors of Markland, is also the President of ODEC.

         The Stock Purchase Agreement by and among Markland and ODEC is filed herewith as Exhibit 10.1.

         The financial statements, which are required to be filed under Item 7 of Form 8-K will be filed by amendment.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective January 23, 2003, the Board of Directors of Markland Technologies, Inc. (the "Company") dismissed Sherb & Co., LLP ("Sherb") as the Company's independent accountants for the year ending June 30, 2003. On January 24, 2003, Marcum & Kliegman LLP ("MKLLP") was engaged as the Company's new independent accountants.

Sherb's reports on the Company's Financial statements for the year ended June 30, 2002, the six months ended June 30, 2001 and the year ended December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope or accounting principle, except that Sherb's opinion on the year ended June 30, 2002, the six months ended June 30, 2001 and the year ended December 31, 2000 financial statements included an explanatory paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern.

In addition, during the Company's two most recent fiscal years and through January 23, 2003, there was no disagreement with Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Sherb, would have caused Sherb to make reference to the subject matter of the disagreement in connection with its reports.

During the year ended June 30, 2002, the six months ended June 30, 2001 and the year ended December 31, 2000 and through the date hereof, the Company did not consult MKLLP regarding any matters or events set forth in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.

As required under the Securities and Exchange Commission (the "Commission") regulations, the company provided Sherb with a copy of the disclosures the Company is making in response to Item 304(a) of Regulation S-B as found in this
Item 4 and requested Sherb to furnish the Company with a letter addressed to the Commission stating whether it agrees with the disclosures made by the Company in this item 4 and, if not, stating the respects in which it does not agree.

A copy of any response received by the Company to that request will be promptly filed as an amendment to this Form 8-K.

EXHIBITS

         Exhibit 10.1.     Ergo Stock Purchase Agreement

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  MARKLAND TECHNOLOGIES, INC.

                                                  /s/ Ken Ducey, Jr.
                                                  ------------------------------
                                                  Ken Ducey, Jr., CFO